Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of March 12, 2024 (this “Amendment”), is by and among AVID BIOSERVICES, INC. (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, certain of its Affiliates from time to time party thereto, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of March 14, 2023 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders waive certain Events of Default pursuant to the terms and conditions set forth below; and

WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement and waive such Events of Default, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1 The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended to insert immediately at the end thereof the following:

Notwithstanding the foregoing or anything to the contrary set forth herein, up to $9,500,000 in the aggregate of transaction costs, fees and expenses resulting from the incurrence of the Convertible Note Indebtedness (including, without limitation, fees and expenses incurred as part of the repayment of the Existing Convertible Debt and fees and expenses incurred in connection with Amendment No. 2 to this Agreement) shall be excluded from any determination of the foregoing cap equaling the greater of $7,500,000 and 15% of Consolidated EBITDA (as such 15% shall be determined prior to giving effect to such clauses for such period); provided, that the Borrower, as part of each Compliance Certificate delivered hereunder, shall inform the Administrative Agent of such amounts as they are paid during the Measurement Period corresponding with such Compliance Certificate.

1.2 The definition of “Convertible Note Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:

“Convertible Note Indebtedness” means the senior unsecured Indebtedness of the Borrower outstanding under or in connection with its 7% convertible senior notes due 2029 (which notes will be issued by the Borrower in March 2024).

1.3 The definition of “Equity Interests” set forth in Section 1.01 of the Credit Agreement is hereby amended to insert immediately at the end thereof the following:

Notwithstanding the foregoing, “Equity Interests” shall not include any debt securities and other Indebtedness for borrowed money that is convertible into or exchangeable for any of the types of equities referenced above (including the Convertible Note Indebtedness and the Existing Convertible Debt) until such time as the applicable conversion or exchange from debt to equity is consummated (but only with respect to the portion of such debt securities or other Indebtedness for borrowed money so converted or exchanged).

1.4 Section 1.01 of the Credit Agreement is hereby amended to insert alphabetically therein the following new defined terms:

“Additional Swap Contract” means any Swap Contract (including, without limitation, forward purchase, accelerated share repurchase, call option, warrant or other derivative transactions) in respect of the Borrower’s Equity Interests; provided, that such Swap Contract or transaction is entered into in connection with the issuance of Convertible Note Indebtedness permitted under Section 7.02(g).

“Existing Convertible Debt” means the senior unsecured Indebtedness of the Borrower outstanding under or in connection with its 1.25% exchangeable senior notes due 2026 (which notes were issued by the Borrower in March 2021).

1.5 Section 4.02 of the Credit Agreement is hereby amended to insert the following clause (e) after clause (d) set forth therein:

(e)       Existing Convertible Debt. The aggregate principal amount of the Existing Convertible Debt shall be fully repaid, repurchased or otherwise terminated or cancelled, together with all accrued and unpaid interest, fees and expenses, and no duties or obligations remain outstanding thereunder.

1.6 Section 7.01(i) of the Credit Agreement is hereby amended in its entirety as follows:

(i)       Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness plus additional equipment where the lesser of the cost therefor or the fair market value thereof is not in excess of $750,000 in the aggregate (and with the understanding that such equipment shall not be required to constitute Collateral for so long as it secures Indebtedness permitted under Section 7.02(c)), and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition plus such additional $750,000 equipment amount;

1.7 Section 7.02(g) of the Credit Agreement is hereby amended in its entirety as follows:

(g)       (i) the Convertible Note Indebtedness; provided, that the aggregate outstanding principal amount thereof shall at no time exceed $160,000,000; provided, further, that such Indebtedness may be refinanced, renewed or extended so long as the principal amount thereof is not increased at the time of such refinancing, renewal or extension (except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing), the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, renewal or extension, and the terms and conditions thereof, taken as a whole, are no more restrictive upon the Loan Parties and their Subsidiaries than those in effect immediately prior to such refinancing, renewal or extension; and (ii) the Existing Convertible Debt; provided, that the aggregate outstanding principal amount thereof shall at no time exceed $143,750,000 and such Existing Convertible Debt shall be repaid, repurchased or terminated in accordance with the last sentence of Section 7.13;

1.8 Section 7.03 of the Credit Agreement is hereby amended to insert the following immediately at the end thereof:

Notwithstanding the foregoing or anything to the contrary set forth herein, the purchase of Additional Swap Contracts shall be permitted; provided, that the aggregate net cash consideration paid by the Borrower or any Affiliate thereof in respect of such Additional Swap Contracts (including, without limitation, any settlement or termination payments thereunder) shall not exceed $24,000,000.

1.9 Section 7.05 of the Credit Agreement is hereby amended to insert the following immediately at the end thereof:

Notwithstanding the foregoing or anything to the contrary set forth herein, the settlement, unwinding or other termination of the following shall be permitted: (x) those certain capped call transactions entered into in connection with the issuance of the Existing Convertible Debt, and (y) any Additional Swap Contacts; provided, that the Borrower or any Affiliate shall not make any net cash payment (after taking into account any cash consideration received from such settlement, unwinding or termination) to settle, unwind or terminate such Additional Swap Contracts.

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1.10 Section 7.06 of the Credit Agreement is hereby amended to insert the following immediately at the end thereof:

Notwithstanding the foregoing or anything to the contrary set forth herein, the Borrower may purchase one or more Additional Swap Contracts; provided, that the aggregate net cash consideration paid by the Borrower or any Affiliate thereof in respect of all such Additional Swap Contracts (including, without limitation, any settlement or termination payments thereunder) shall not exceed $24,000,000.

1.11 Section 7.13 of the Credit Agreement is hereby amended to insert the following immediately at the end thereof:

Notwithstanding the foregoing or anything to the contrary set forth herein, the Borrower shall fully repay, repurchase and terminate the Existing Convertible Debt with proceeds of Convertible Note Indebtedness as follows: (i) $140,000,000 of the principal amount of the Existing Convertible Debt (together with accrued and unpaid interest, fees and expenses) shall be repaid, repurchased or otherwise terminated or cancelled by March 19, 2024 (or such later date as may be agreed to by the Administrative Agent in its sole discretion); and (ii) the remaining outstanding principal amount of the Existing Convertible Debt (together with accrued and unpaid interest, fees and expenses) shall be repaid, repurchased or otherwise terminated or cancelled by April 30, 2024 (or such later date as may be agreed to by the Administrative Agent in its sole discretion).

ARTICLE II

WAIVER OF CERTAIN EVENTS OF DEFAULT

The Borrower has notified the Administrative Agent and the Lenders that Events of Default have occurred under Section 8.01(e) of the Credit Agreement (the “Specified Events of Default”) as a result of (i) the acceleration of the Existing Convertible Debt (the “Acceleration Event”) and (ii) the event of default having occurred under that certain Master Loan & Security Agreement dated as of October 31, 2023 between the Borrower and Banc of America Leasing & Capital, LLC as a result of the Acceleration Event. The Borrower has notified the Administrative Agent and the Lenders that the Existing Convertible Debt will be repaid in its entirety with the proceeds of the Convertible Note Indebtedness. Upon the occurrence of the Amendment Effective Date, the Lenders and the Administrative Agent hereby waive the Specified Events of Default. Such waiver does not and shall not apply to any other Default or Event of Default that currently may be outstanding, and shall not apply to any future Default or Event of Default. The Administrative Agent and the Lenders confirm that no default interest shall be required to be paid by the Borrower as a result of the Specified Events of Default. The Borrower, on its behalf and on behalf of its Subsidiaries and Affiliates, agrees that the foregoing waiver in respect of the Specified Events of Default does not constitute or represent any agreement or commitment by the Administrative Agent or any Lender to provide any other waiver or modification to the Agreement or any other Loan Document.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1       Closing Conditions. This Amendment shall become effective as of the day and year first set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)       Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Borrower, the Lenders and the Administrative Agent.

(b)       Convertible Note Indebtedness. The Administrative Agent shall have received fully executed and compiled copies of the indenture and global note governing the Convertible Note Indebtedness.

(c)       Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(d)       Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, an amendment fee equal to $25,000, and, to the extent an invoice has been received by the Company one (1) Business Day prior to the date hereof, counsel for the Administrative Agent shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(e)       Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

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ARTICLE IV
MISCELLANEOUS

4.1       Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2       Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)       It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)       This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)       No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)       The representations and warranties set forth in Article V of the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct as of the date hereof (except for those which expressly relate to an earlier date, which shall be true and correct as of such date), and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the date hereof (except for those which expressly relate to an earlier date, which shall be true and correct in all material respects as of such date).

(e)       After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)       The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)       The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3       Reaffirmation of Obligations. The Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.4       Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5       Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6       Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7       Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

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4.8       Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart. Section 11.18 of the Credit Agreement is hereby incorporated by reference herein and is made a part hereof.

4.9       No Actions, Claims, Etc. As of the date hereof, the Borrower hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10       GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.11       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12       Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	AVID BIOSERVICES, INC.

By: /s/ Daniel Hart

Name: Daniel Hart

Title: Chief Financial Officer

ADMINISTRATIVE AGENT

AND LENDER:	BANK OF AMERICA, N.A.

By: /s/ Kenneth Wong

Name: Kenneth Wong

Title: Senior Vice President